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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 9, 1998, appearing on page F-2 of Global Pharmaceutical Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1997.





PRICE WATERHOUSE LLP


Philadelphia, PA
June 25, 1998